Exhibit 23.3

Consent of Galerie Brion Fine Art

[Letterhead for Galerie Brion Fine Art]





                      CONSENT OF INDEPENDENT ART APPRAISER



February 10, 2004

Sent via facsimile to: 410-825-1195


To the Board of Directors
Benacquista Galleries, Inc.


We hereby consent to the use of our attached correspondence letter dated September 23, 2003 with respect to the artwork owned by Benacquista Galleries, Inc., which is included in the Registration Statement Form SB-2/A, and further consent to the use of our name within this Registration Statement.





                                /s/ Ronald Brion
                                    Ronald L. Brion, President
                                    GALERIE BRION FINE ART


                                    Delrey Beach, Florida